UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2014 (April 3, 2014)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

(713) 651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 15, 2014, the Board of Directors (the “Board”) of Key Energy Services, Inc., a Maryland corporation (the “Company”), formerly authorized the Company to enter into the Twenty-First Amendment to Office Lease (the “Amendment”) with Crescent 1301 McKinney, L.P., which was executed on April 3, 2014, and which extended the office lease for its corporate headquarters located in Houston, Texas (the “Lease”) for an additional term of 128 months commencing July 1, 2016 and expiring February 28, 2027 (the “Additional Term”). The Company anticipates the total base rent to be paid over the Additional Term of the Lease will be approximately $31.7 million, assuming the Company does not exercise its one-time option to surrender a portion of the premises. Subject to certain conditions, the Company’s base rent, pro-rata share of operating expenses and management fee payable under the Lease will be abated from July 1, 2016 to February 28, 2017.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Company’s Seventh Amended and Restated By-Laws, on May 15, 2014, the Board of Directors (the “Board”) of the Company decreased by one the number of Class II directors of the Board, the terms of which ended at the 2014 Annual Meeting of Stockholders of the Company. Mr. J. Robinson West elected not stand for re-election and his term expired at the Annual Meeting

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2014 Annual Meeting of Stockholders on May 15, 2014 (the “Annual Meeting”). At the Annual Meeting, holders of 147,871,149 shares of the Company’s common stock were present in person or by proxy, constituting 96.34% of the outstanding shares of common stock as of the record date for the Annual Meeting. The matters voted upon at the Annual Meeting are described below.

Election of Three Class II Directors

The stockholders elected the following three Class II directors to serve for a three year term, expiring in 2017, with the following votes:

	Votes cast in favor:	Votes cast against:	Votes abstaining:	Broker non- votes:
William D. Fertig	77,875,499	56,515,734	463,067	13,016,849
Robert K. Reeves	98,995,283	35,398,950	460,067	13,016,849
Mark H. Rosenberg	126,955,451	7,436,365	462,484	13,016,849

Three Class III directors, Richard J. Alario, Ralph S. Michael, III and Arlene M. Yocum, also continued in office with terms expiring in 2015. Four Class I directors, Lynn R. Coleman, Kevin P. Collins, W. Phillip Marcum and William F. Owens, also continued in office with terms expiring in 2016.

Adoption of 2014 Equity and Cash Incentive Plan

The stockholders adopted the Key Energy Services, Inc. 2014 Equity and Cash Incentive Plan with the following votes:

Adoption of 2014 Equity and Cash Incentive Plan:
Votes cast in favor	90,324,726
Votes cast against	44,247,581
Votes abstaining	282,143
Broker non-votes	13,016,699

Ratification of Independent Registered Public Accounting Firm

The stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 with the following votes:

Ratification of Independent Registered Public Accounting Firm:
Votes cast in favor	146,802,550
Votes cast against	577,197
Votes abstaining	491,402
Broker non-votes	0

Advisory Vote on Compensation of Named Executive Officers

On an advisory basis, the stockholders approved the compensation of the Company’s named executive officers with the following votes:

Votes cast in favor	Votes cast against	Votes abstaining	Broker non-votes
91,266,746	43,136,166	451,538	13,016,699

Item 8.01. Other Events.

On May 15, 2014, the Board restructured the Committees of the Board as follows:

Compensation Committee

Robert K. Reeves (Chair)

William D. Fertig

Mark H. Rosenberg

W. Phillip Marcum

Lynn R. Coleman

Audit Committee

Arlene M. Yocum (Chair)

Kevin P. Collins

Ralph S. Michael, III

William F. Owens

Corporate Governance and Nominating Committee

William D. Fertig (Chair)

Robert K. Reeves

Mark H. Rosenberg

W. Phillip Marcum

Lynn R. Coleman

Equity Award Committee

Richard J. Alario (Chair)

Executive Committee

Richard J. Alario

Ralph S. Michael, III

Arlene M. Yocum

Robert K. Reeves

William D. Fertig

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

10.1	Twenty-First Amendment to Office Lease, dated as of April 3, 2014, by and among Key Energy Services, Inc., and Crescent 1301 McKinney, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: May 16, 2014	By:	/s/ KIMBERLY R. FRYE
Kimberly R. Frye
Senior Vice President, General Counsel and Secretary